Exhibit 99.1

LM Funding America Enters Into Warrant Exercise Transaction for Gross Proceeds of $5.1 Million

TAMPA, FL, December 9, 2024 -- LM Funding America, Inc. (NASDAQ: LMFA) (“LM Funding” or the “Company”), a cryptocurrency mining and technology-based specialty finance company, announced today that it has entered into a warrant exercise agreement with a single institutional investor that is an existing holder of its common stock warrants wherein the investor agreed to exercise 1,736,370 outstanding common stock warrants (the “Existing Warrants”) to purchase an aggregate of 1,736,370 shares of common stock for cash at the exercise price of $2.98 per share. The Existing Warrants were previously issued in a private placement which closed in August 2024. In consideration for the immediate exercise of the Existing Warrants, the exercising holder received new unregistered common stock warrants (the “New Warrants”) to purchase an aggregate of 3,472,740 shares of common stock. The New Warrants will have an exercise price of $2.95 per share and will be immediately exercisable for a period of five years from the issuance date.

The gross proceeds of the exercise of the Existing Warrants to the Company, before deducting estimated expenses and fees, are expected to be approximately $5.1 million.

Maxim Group LLC is acting as warrant inducement agent and financial advisor in connection with the transaction.

The New Warrants described above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and, along with the shares of common stock issuable upon their exercise, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issuable upon exercise of the New Warrants.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale, would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About LM Funding America

LM Funding America, Inc., (Nasdaq: LMFA) together with its subsidiaries, is a cryptocurrency mining business that commenced Bitcoin mining operations in September 2022. The Company also operates a technology-based specialty finance company that provides funding to nonprofit community associations (Associations) primarily located in the state of Florida, as well as in the states of Washington, Colorado, and Illinois, by funding a certain portion of the Associations' rights to delinquent accounts that are selected by the Associations arising from unpaid Association assessments.

Forward-Looking Statements

This press release of LM Funding America, Inc. (the “Company”) may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guaranties of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the Company's most recent Annual Report on Form 10-K and its other filings with the SEC, which are available at www.sec.gov. These risks and uncertainties include, without limitation, uncertainty created by the risks of associated with operating in the cryptocurrency mining business, uncertainty in the cryptocurrency mining business in general, problems with hosting vendors in the mining business, the capacity of the Company’s Bitcoin mining machines and its related ability to purchase power at reasonable prices, the ability of the Company to finance and grow its cryptocurrency mining operations, its ability to acquire new accounts in its specialty finance business at appropriate prices, the potential need for additional capital in the future, changes in governmental regulations that affect the Company’s ability to collected sufficient amounts on defaulted consumer receivables, changes in the credit or capital markets, changes in interest rates, and negative press regarding the debt collection industry. The occurrence of any of these risks and uncertainties could have a material adverse effect on the Company’s business, financial condition, and results of operations. Any forward-looking statements contained in this press release speak only as of its date. The Company undertakes no obligation to update any forward-looking statements contained in this press release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contacts:

Crescendo Communications, LLC

Tel: (212) 671-1021

Email: LMFA@crescendo-ir.com